Exhibit 99.1


                               [NASDAQ LETTERHEAD]

Douglas D. McKenney, CPA
Director
Listing Qualifications
The Nasdaq Stock Market, Inc.
301-978-8011


By Facsimile and Overnight Mail

February 20, 2004

Mr. Joseph J. Calabrese
Executive Vice President, Chief Financial Officer,
  Treasurer and Secretary
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Re:      Harvey Electronics, Inc. (the "Company")
         Nasdaq Symbol: HRVE

Dear Mr. Calabrese:

On October 9, 2003, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by The Nasdaq SmallCap Market set forth in Marketplace Rule 4310(c)(4) (the "Rule"). In accordance with Marketplace Rule 4310(c)(8)(D), the Company was provided 180 calendar days, or until April 6, 2004, to regain compliance with the Rule. Since then, the closing bid price of the Company's common stock has been at $1.00 per share or greater for at least 10 consecutive trading days. Accordingly, the Company has regained compliance with the Rule and this matter is now closed.

If you have any questions, please do not hesitate to contact me at 301-978-8011.

Sincerely,

/s/ Douglas D. McKenney